UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECUITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Principal Exchange-Traded Funds
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

655 9th Street, Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to
Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which	(I.R.S. Employer
to be so Registered:	Each Class is to be so Registered:	Identification No.)
Principal Price Setters Index ETF	The NASDAQ Stock Market LLC	81-1059585
Principal Shareholder Yield Index ETF	The NASDAQ Stock Market LLC	81-1046190

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check to following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-201935; 811-23029

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each separate series (each, a "Fund") of Principal Exchange-Traded Funds (the "Trust) to be registered hereunder is set forth in Pre-Effective Amendment No. 5 to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 24, 2016, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1.
The Trust's Agreement and Declaration of Trust is included as Exhibit (a)(ii) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 6, 2015, and incorporated herein by reference.

2.
The Trust's By-Laws are included as Exhibit (b) to the Trust's Registration Statement on Form N-1A (File Nos. 333-201935; 811-23029), as filed on February 24, 2016, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRINCIPAL EXCHANGE-TRADED FUNDS

/s/ Michael J. Beer

Date: March 21, 2016	By: ____________________________
Name: Michael J. Beer
Title: President & Chief Executive Officer